UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

Opus Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Davis Drive Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

(984) 884-6030
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2025, Nirav Jhaveri, the Chief Financial Officer of Opus Genetics, Inc., a Delaware corporation (the “Company”), departed from the Company. Mr. Jhaveri’s departure was due to a termination without cause and was not the result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure, or internal controls. In connection with his separation and subject to his execution and non-revocation of the Company’s standard form of separation and release agreement, Mr. Jhaveri is entitled to severance benefits pursuant to his Employment Agreement, effective as of February 12, 2024, by and between the Company and Mr. Jhaveri, as amended, as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 2, 2025.

The Company has initiated a process to appoint a successor. Until a successor is appointed, Amy Rabourn, the Company’s Senior Vice President of Finance, will serve as the Company’s principal financial officer and principal accounting officer.

Amy Rabourn, age 45, was promoted to Senior Vice President of Finance in January 2023. She previously served as Vice President of Finance of the Company from November 2020 to January 2023. Ms. Rabourn has over 20 years of finance and accounting experience, including public company experience, with a focus on life sciences. Prior to her roles with the Company, she served as Director of Finance at Gemphire Therapeutics, Inc.  (“Gemphire”) from December 2014 until its merger with NeuroBo Pharmaceuticals, Inc. (“NeuroBo”) in December 2019. At Gemphire, Ms. Rabourn implemented processes and procedures that supported Gemphire through private fundraising and its initial public offering in August 2016. She oversaw daily financial transactions, performed budgeting and forecasting, and managed financial reviews and audits, SEC filings and tax preparation. After Gemphire’s merger with NeuroBo, she continued as a consultant to NeuroBo in the same role as it transitioned to public company status. Prior to Gemphire, she held a position as Controller of a software start-up, performed financial consulting in the life sciences space and worked in various finance positions at Pfizer Inc. She is a licensed CPA with public accounting experience and began her career in the audit practice at PricewaterhouseCoopers, LLP. Ms. Rabourn holds a Master of Accounting and a B.B.A. with a concentration in Finance and Accounting from the University of Michigan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2025	OPUS GENETICS, INC.

	By:	/s/ Dr. George Magrath
	Name:	Dr. George Magrath
	Title:	Chief Executive Officer